AMENDED
                    CERTIFICATE OF DESIGNATIONS, PREFERENCES
               AND RIGHTS OF SERIES F CONVERTIBLE PREFERRED STOCK
                                       OF
                               IMMUNOMEDICS, INC.

         Immunomedics, Inc. (the "Company"), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify that, pursuant to authority conferred upon the Board of Directors of the Company by the Certificate of Incorporation, as amended, of the Company, and pursuant to Section 151 of the General Corporation Law of the State of Delaware,
(A) on December 7, 1998 the Company filed a Certificate of Designation, designating the preferences and rights of the Series F Convertible Preferred Stock (the "Original Designation"), (B) as of the date hereof no shares of preferred stock have been issued pursuant to the Original Designation and (C) the Board of Directors of the Company at a meeting duly held adopted resolutions
(i) authorizing a series of the Company's previously authorized preferred stock, par value $.01 per share, and (ii) providing for the designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, of 2,000 shares of Series F Convertible Preferred Stock of the Company (which shall amend and restate the Original Designation), as follows:
                  RESOLVED, that the Company is authorized to issue 2,000 shares of Series F Convertible Preferred Stock (the "Preferred Shares"), par value $.01 per share, which shall have the following powers, designations, preferences and other special rights:

               (1) Dividends. The Preferred Shares shall not bear and dividends.

               (2) Holder's Conversion of Preferred Shares. A holder of Preferred Shares shall have the right, at such holder's option, to convert the Preferred Shares into shares of the Company's common stock, par value $.01 per share (the "Common Stock"), on the following terms and conditions:

                           (a)      Conversion Right.  Subject to Section  2(j),
at any time or times on or after the Issuance Date (as defined below), any holder of Preferred Shares shall be entitled to convert any whole number of Preferred Shares into fully paid and nonassessable shares (rounded to the nearest whole share in accordance with Section 2(h)) of Common Stock, at the Conversion Rate (as defined below); provided, however, that in no event shall any holder be entitled to convert Preferred Shares in excess of that number of Preferred Shares which, upon giving effect to such conversion, would cause the aggregate number of shares of Common Stock beneficially owned by the holder and its affiliates to exceed 4.99% of the outstanding shares of the Common Stock following such conversion. For purposes of the foregoing proviso, the aggregate number of shares of Common Stock beneficially owned by the holder and its affiliates shall include the number of shares of Common Stock issuable upon conversion of the Preferred Shares with respect to which the determination of such proviso is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) conversion of the remaining, nonconverted Preferred Shares beneficially owned by the holder and its affiliates, and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company (including, without limitation, any warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the holder and its affiliates. Except as set forth in the preceding sentence, for purposes of this Section 2(a), beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of
1934, as amended.

                           (b)      Conversion   Rate.   The  number  of  shares
of Common Stock issuable upon conversion of each of the Preferred Shares pursuant to Sections (2)(a) and 2(g) and Section 5 shall be determined according to the following formula (the
"Conversion Rate"):

                                Conversion Amount
                                Conversion Price

         For purposes of this Certificate of Designations, the following terms shall have the following meanings:

                                    (i)     "Conversion  Price" means,  on a per
share basis, as of the Conversion Date (as defined below) or other date of determination of the applicable Preferred Shares (A) the Variable Conversion Price (as defined below) when the Variable Conversion Price is less than the Trigger Price (as defined below) provided, however, that prior to the date which is the earlier of ((alpha)) 365 days after the Initial Issuance Date (as defined below) and ((beta)) a date on which a Triggering Event, a Major Transaction or the public announcement of a pending Major Transaction (each as defined below) occur, if the Variable Conversion Price on a Conversion Date is greater than 90% of the Initial Fixed Price (as defined below) and less than the Trigger Price, then the Conversion Price shall equal the Trigger Price, (B) the Trigger Price when the Variable Conversion Price is equal to or greater than the Trigger Price and less than or equal to 150% of the Trigger Price or (C) the Profit-Sharing Conversion Price (as defined below) when the Variable Conversion Price is greater than 150% of the Trigger Price;

                                    (ii) "Variable  Conversion  Price" means, as
of any date of determination, the average of the 15 lowest Closing Bid Prices (as defined below) of the Common Stock during the 45 consecutive trading days immediately preceding a date of determination;

                                    (iii)   "Profit-Sharing   Conversion  Price"
means, as of any date of determination, the amount determined according to the following formula:

                        Profit-Sharing Conversion Price =
        Trigger Price + Variable Conversion Price -(1.5 x Trigger Price)
                        ________________________________________________
                                                2


                                    (iv)  "Conversion  Amount"  means,  on a per
share basis, the sum of (A) the
Additional Amount (as defined below), unless the Company has exercised its option to pay such amount in cash, and (B) $10,000;

                                    (v)     "Additional Amount"  means, on a per
share  basis  the  result of the following formula:  (.04)(N/365)($10,000);

                                    (vi)   "Initial  Fixed  Price"  means,  with
respect to (A) Preferred Shares issued on the Initial Issuance Date (I) on any date prior to the Fixed Conversion Price Trigger Date, $4.00 and (II) on any Conversion Date on or after the Fixed Conversion Price Trigger Date, the lesser of the average of the Closing Bid Prices for the Common Stock during the 20 consecutive trading days immediately preceding (y) the Fixed Conversion Price Trigger Date and (z) the date which is 180 days after the Initial Issuance Date or (B) Preferred Shares issued after the Initial Issuance Date, the average of the Closing Bid Prices of the Common Stock during the five consecutive trading days immediately preceding the Put Share Notice Date (as defined in the Securities Purchase Agreement), subject in each case to adjustment as provided herein. Notwithstanding the foregoing, should there occur one or more Excluded Redemption Events (as defined in Section 3) which results in a change to the Initial Fixed Price of the Preferred Shares as in effect immediately prior to the occurrence of such Excluded Redemption Events pursuant to Section 3, the Initial Fixed Price shall mean the lesser of ((alpha)) the Initial Fixed Price as defined above and ((beta)) the Initial Fixed Price following such Excluded Redemption as determined pursuant to Section 3.

                                    (vii)  "Trigger  Price"  means  125%  of the
Initial Fixed Price, as adjusted;

                                    (viii) "Fixed Conversion Price Trigger Date"
means, the earlier of (I) the
date that is 180 days after the Initial Issuance Date and (II) if the stockholders have not approved of the issuance of the Preferred Shares and the Conversion Shares (as defined below) pursuant to Section 4(l) of the Securities Purchase Agreement on or prior to the date which is 105 days after the Initial Issuance Date, then the date which is 105 days after the Initial Issuance Date;

                                    (ix) "N" means the number of days from,  but
excluding, the Issuance Date
of the applicable Preferred Share through and including the Conversion Date or the Maturity Date for the Preferred Shares for which conversion and/or redemption is being elected, as the case may be;

                                    (x) "Issuance  Date" means,  with respect to
each Preferred Share, the date of issuance of the applicable Preferred Share;

                                    (xi) "Initial Issuance Date" means the first
date on which any Preferred Shares are issued by the Company;

                                    (xii)  "Business  Day"  means  any day other
than Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law to remain closed;

                                    (xiii) "Securities Purchase Agreement" means
that certain securities purchase agreement between the Company and the initial holders of the Preferred Shares;

                                    (xiv) "Registration  Rights Agreement" means
that certain registration rights agreement between the Company and the initial holders of the Preferred Shares relating to the filing of a registration statement covering the resale of the Conversion Shares;

                                    (xv)  "Conversion  Shares"  means  shares of
Common Stock issuable upon conversion of Preferred Shares and any shares of Common Stock issuable as Registration Delay Payments (as defined in the Registration Rights Agreement);

                                    (xvi)  "Closing  Bid Price"  means,  for any
security as of any date, the last closing bid price for such security on The Nasdaq National Market (as reported by Bloomberg Financial Markets ("Bloomberg")), or, if The Nasdaq National Market is not the principal trading market for such security, the average of the high and low trading prices on such date of such security on the principal securities exchange or trading market where such security is listed or traded (as reported by Bloomberg), or if the foregoing do not apply, the average of the high and low trading prices on such date of such security in the over-the-counter market on the electronic bulletin board for such security (as reported by Bloomberg). If the Closing Bid Price cannot be calculated for such security on such date on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value as mutually determined by the Company and the holders of a majority of the outstanding Preferred Shares (including for purposes of this determination any Preferred Shares with respect to which the Closing Bid Price is being determined). If the Company and the holders of Preferred Shares are unable to agree upon the fair market value of the Common Stock, then such dispute shall be resolved pursuant to Section 2(f)(iii). (All such determinations to be appropriately adjusted for any stock dividend, stock split or other similar transaction during such period);

                           (c)      Company's Option to Pay Additional Amount in
Cash. Upon conversion pursuant to Sections 2(a) or 2(g) or Section 5, the Company shall have the right to elect to pay the Additional Amount in cash, in lieu of conversion to Common Stock. If the Company elects to pay the Additional Amount in cash, such cash shall be paid simultaneously with the delivery to the holder of the certificates representing the Common Stock issuable upon conversion in accordance with Section 2(f) or upon the credit to the holder's or its designees account with the Depository Trust Company. In order to exercise its right to pay any Additional Amount in cash, the Company must advise each holder of Preferred Shares in writing (the

"Cash Dividend Notice") that the Additional Amount shall be paid in cash until such time as the Company shall terminate the Cash Dividend Notice by providing at least five Business Days prior written notice of such termination (the "Termination Notice"). The Cash Dividend Notice shall set forth the effective date of the Cash Dividend Notice, which date shall be at least five Business Days after the date the Cash Dividend Notice is deemed to have been delivered pursuant to Section 20. The Termination Notice shall be effective on the fifth Business Day after the date the Termination Notice is deemed to have been delivered pursuant to Section 20 unless a later date shall be specified in the Termination Notice.

                           (d)      Adjustment to Conversion  Price --  Dilution
and Other Events. In order to prevent dilution of the rights granted under this Certificate of Designations, the Initial Fixed Prices, the Trigger Price and the Conversion Price will be subject to adjustment from time to time as provided in this Section 2(d).

                                    (i)     Adjustment  of Initial  Fixed  Price
upon Issuance of Common Stock. Except as provided in Section 2(d)(iv), if and whenever on or after the Initial Issuance Date, the Company issues or sells, or is deemed to have issued or sold, any shares of Common Stock (other than Preferred Shares or shares of Common Stock issued upon conversion of Preferred Shares or deemed to have been issued by the Company in connection with an Approved Stock Plan (as defined below) or the Excluded Securities (as defined below)) for a consideration per share less than a price (the "Applicable Price") equal to a Trigger Price in effect immediately prior to such issuance or sale, then immediately after such issue or sale, the Initial Fixed Price then in effect, which relates to such Trigger Price, shall be reduced to an amount equal to (a) if such issuance or sale or deemed issuance or sale was for a security which has both a Variable Price (as defined below) and a Set Price (as defined below) component and the holders of the Preferred Shares either did not exercise their rights to participate, or were excluded from participating, in such issuance or sale pursuant to Section 4(g) of the Securities Purchase Agreement, then the product of (A) .80 and (B) such consideration per share received and
(b) if such issuance or sale or deemed issuance or sale was for a security other than as described in the immediately preceding clause (a), then the product of
(y) the Initial Fixed Price in effect immediately prior to such issue or sale and (z) the quotient determined by dividing (1) the sum of (I) the product of the Applicable Price and the number of shares of Common Stock Deemed Outstanding (as defined below) immediately prior to such issue or sale, and (II) the consideration, if any, received by the Company upon such issue or sale (excluding the consideration received or to be received from the holders of the Preferred Shares pursuant to the exercise of their right to participate pursuant to Section 4(g) of the Securities Purchase Agreement), by (2) the product of (I) the Applicable Price and (II) the number of shares of Common Stock Deemed Outstanding immediately after such issue or sale (excluding those shares issued or deemed to be issued to the holders of the Preferred Shares pursuant to the exercise of their right to participate pursuant to Section 4(g) of the Securities Purchase Agreement). For purposes of determining the adjusted Initial Fixed Price under this Section 2(d)(i), the following shall be applicable:

                                            (A)      Issuance  of  Options.   If
          and whenever on or after the Initial Issuance Date, the Company in any manner grants any rights or options to subscribe for or to purchase
          Common Stock (other than the Excluded Securities or pursuant to an Approved Stock Plan or upon conversion of the Preferred Shares) or any stock or other securities convertible into or exchangeable for Common

          Stock (such rights or options being herein called "Options" and such convertible or exchangeable stock or securities being herein called "Convertible Securities") and the price per share for which Common Stock is issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities is less than the Applicable Price, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options at the time of issuance of such Options (without regard to limitations on exercise, conversion or exchange) shall be deemed to be outstanding and to have been issued and sold by the Company for such price per share. For purposes of this
          Section 2(d)(i)(A), the "price per share for which Common Stock is issuable upon exercise of such Options or upon conversion or exchange of such Convertible Securities" is determined by dividing (I) the total amount, if any, received or receivable by the Company as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of all such Options at the time of issuance of such Options (without regard to limitations on exercise, conversion or exchange), plus in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Company upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (II) the total maximum number of shares of Common Stock issuable upon exercise of such Options at the time of issuance of such Options (without regard to limitations on exercise, conversion or exchange) or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. Except as set forth in Section 2(d)(i)(C) below, no adjustment of the Initial Fixed Prices shall be made upon the actual issuance of such Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities.


                                            (B)      Issuance   of   Convertible
          Securities. If and whenever on or after the Initial Issuance Date, the Company in any manner issues or sells any Convertible Securities and the price per share for which Common Stock is issuable upon such conversion or exchange is less than the Applicable Price, then the maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities at the time of issuance of such Convertible Securities (without regard to limitations on exercise, conversion or exchange) shall be deemed to be outstanding and to have been issued and sold by the Company for such price per share. For the purposes of this Section 2(d)(i)(B), the "price per share for which Common Stock is issuable upon such conversion or exchange" is determined by dividing (I) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof at the time of issuance of such Convertible Securities (without regard to limitations on exercise, conversion or exchange), by (II) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities at the time of issuance of such Convertible Securities (without regard to limitations on exercise, conversion or exchange). Except as set forth in Section 2(d)(i)(C) below, no adjustment of an Initial Fixed Prices shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of an Initial Fixed Prices had been or are to be made pursuant to other provisions of this Section 2(d)(i), no further adjustment of such Initial Fixed Prices shall be made by reason of such issue or sale.

                                            (C)      Change   in   Option  Price
          or Rate of Conversion. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock change at any time, the Initial Fixed Price of any Preferred Shares in effect at the time of such change shall be readjusted to the Initial Fixed Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold; provided that no adjustment shall be made if such adjustment would result in an increase of such Initial Fixed Price then in effect.

                                            (D)      Certain  Definitions.   For
          purposes of  determining  the adjusted  Initial Fixed Price under this
          Section 2(d)(i), the following terms have the meanings set forth below:
                                                     (I)   "Approved Stock Plan"
          shall mean any contract, plan or agreement which is approved by the Board of Directors of the Company, pursuant to which the Company's securities (including stock appreciation rights, phantom stock rights or other rights with equity features) may be issued to any employee, officer, director, consultant or other service provider.

                                                     (II)   "Common Stock Deemed
          Outstanding" means, at any given time, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock deemed to be outstanding pursuant to Sections 2(d)(i)(A) and 2(d)(i)(B) hereof regardless of whether the Options or Convertible Securities are actually exercisable at such time, but excluding any shares of Common Stock issuable upon conversion of the Preferred Shares.

                                                     (III) "Excluded Securities"
          means any security of the Company issued after November 17, 1998 and prior to December 31, 1998 pursuant to the terms of the Structured Equity Line Flexible Financing Agreement, between Cripple Creek, a Delaware limited liability company and the Company (as such agreement is attached to the Securities Purchase Agreement as Exhibit E).

                                                     (IV)  "Set  Price"   means,
          with respect to the conversion, exchange, or exercise price of any security, a price which has the possibility of not varying with the market price of the Common Stock.

                                            (E)      Effect  on   Initial  Fixed
          Price of Certain Events. For purposes of determining the adjusted Initial Fixed Price under this Section 2(d)(i), the following shall be applicable:
                                                   (I)        Calculation     of
          Consideration Received. If any Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount received by the Company therefor plus actual legal expenses incurred pursuant to such issuance or sale of up to $50,000. In case any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company will be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company will be the average of the Closing Bid Prices of such securities for the five consecutive trading days immediately preceding the date of receipt. In case any Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or securities will be determined jointly by the Company and the holders of a majority of the Preferred Shares then outstanding. If such parties are unable to reach agreement within ten
          (10) days after the occurrence of an event requiring valuation (the "Valuation Event") the Company shall use its best efforts to cause the fair value of such consideration to be determined within 48 hours of the tenth (10th) day following the Valuation Event by an independent, reputable appraiser selected by the Company, which appraiser shall be reasonably acceptable to two-thirds (_) of the holders of the Preferred Shares. The determination of such appraiser shall be binding upon all parties absent manifest error.

                                                   (II) Integrated Transactions.
          In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options will be deemed to have been issued for a consideration of $.01 and the aggregate consideration received by the Company in such integrated transaction shall be included in the adjustment calculation in Section 2(d)(i) above.

                                                   (III) Treasury  Shares.   The
          number of shares of Common Stock outstanding at any given time does not include shares owned or held by or for the account of the Company, and the disposition of any shares so owned or held will be considered an issue or sale of Common Stock.

                                                    (IV)  Record  Date.  If  the
          Company takes a record of the holders of Common Stock for the purpose of entitling them (1) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities, or (2) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

                                    (ii)  Adjustment of Initial Fixed Price upon
Subdivision or Combination of Common Stock. If the Company at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, each Initial Fixed Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, each Initial Fixed Price in effect immediately prior to such combination will be proportionately increased.

                                    (iii)   Reorganization,    Reclassification,
Consolidation, Merger or Sale. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company's assets to another Person (as defined below) or other transaction which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as "Organic Change." Prior to the consummation of any Organic Change, the Company will make appropriate provision (in form and substance reasonably satisfactory to the holders of a majority of the Preferred Shares then outstanding) to insure that each of the holders of the Preferred Shares will thereafter have the right to acquire and receive in lieu of or in addition to (as the case may be) the shares of Common Stock otherwise acquirable and receivable upon the conversion of such holder's Preferred Shares, such shares of stock, securities or assets that would have been issued or payable in such Organic Change with respect to or in exchange for the number of shares of Common Stock which would have been acquirable and receivable upon the conversion of such holder's Preferred Shares had such Organic Change not taken place (without taking into account any limitations or restrictions on the timing or amount of conversions). In any such case, the Company will make appropriate provision (in form and substance reasonably satisfactory to the holders of a majority of the Preferred Shares then outstanding) with respect to such holders' rights and interests to insure that the provisions of this Section 2(d) and Section 2(e) will thereafter be applicable to the Preferred Shares (including, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is other than the Company, an immediate adjustment of each of the Initial Fixed Prices to the value for the Common Stock reflected by the terms of such consolidation, merger or sale, if the value so reflected is less than such Initial Fixed Price in effect immediately prior to such consolidation, merger or sale and an immediate revision to the Initial Fixed Prices to reflect the price of the common stock of the surviving entity and the market in which such common stock is traded). The Company will not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Company) resulting from consolidation or merger or the entity purchasing such assets assumes, by written instrument (in form and substance reasonably satisfactory to the holders of a majority of the Preferred Shares then outstanding), the obligation to deliver to each holder of Preferred Shares such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire. "Person" shall mean an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

                                    (iv)    Adjustment  of  Variable  Conversion
Price upon Issuance of Convertible Securities. If and whenever after the Issuance Date, the Company in any manner issues or sells Convertible Securities (other than Excluded Securities or any Convertible Securities issued in an offering with respect to which the holders of the Preferred Shares purchased Convertible Securities pursuant to their right to participate in such offering pursuant to Section 4(g) of the Securities Purchase Agreement) that are convertible into or exercisable or exchangeable for Common Stock at a price which may vary with the market price of the Common Stock (the formulation for such variable price being herein referred to as, the "Variable Price") and such Variable Price is not calculated using the same formula used to calculate the Variable Conversion Price in effect immediately prior to the time of such issue or sale, the Company shall provide written notice thereof via facsimile and overnight courier to each holder of the Preferred Shares ("Variable Notice") on the date of issuance of such Convertible Securities. If the holders of Preferred Shares representing at least two-thirds of the Preferred Shares then outstanding provide written notice via facsimile and overnight courier (the "Variable Price Election Notice") to the Company within five (5) Business Days of receiving a Variable Notice that such holders desire to replace the Variable Conversion Price then in effect with the Variable Price described in such Variable Notice, then from and after the date of the Company's receipt of the Variable Price Election Notice the Variable Conversion Price will automatically be replaced with the Variable Price (together with such modifications to this Certificate of Designations as may be required to give full effect to the substitution of the Variable Price for the Variable Conversion Price), subject to further adjustments as provided in this Certificate of Designations. A holder's delivery of a Variable Price Election Notice shall serve as the consent required to amend this Certificate of Designations pursuant to Section 15 below. In the event that a holder delivers a Conversion Notice at any time after the Company's issuance of Convertible Securities with a Variable Price but before such holder's receipt of the Company's Variable Notice, then such holder shall have the option by written notice to the Company to have the Conversion Price be equal to such Variable Price for the conversion effected by such Conversion Notice, provided that two-thirds of the preferred shares then outstanding have elected such Variable Price to replace the existing Variable Conversion Price.

                                    (v)     Certain  Events. If any event occurs
of the type contemplated by the provisions of this Section 2(d) but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features other than pursuant to an Approved Stock Plan), then the Company's Board of Directors will make an appropriate adjustment in the Conversion Price so as to protect the rights of the holders of the Preferred Shares; provided, however, that no such adjustment will increase the Conversion Price as otherwise determined pursuant to this Section 2(d).

                                    (vi)    Adjustment  of Initial  Fixed  Price
Upon Major Corporate Event Announcement. In the event (A) the Company makes a public announcement that it intends to consolidate or merge with or into another Person or engage in a business combination involving the issuance or exchange of more than the Trigger Percentage (as defined below) of the Company's outstanding Common Stock,(B) the Company makes a public announcement that it intends to sell or transfer all or substantially all of the Company's assets, or (C) any Person (including the Company) publicly announces a purchase, tender or exchange offer for more than the Trigger Percentage of the Company's outstanding Common Stock (the transactions described in clauses (A), (B) and (C) above are hereinafter referred to as "Major Corporate Events" and the date of the announcement referred to in clause (A), (B) or (C) is hereinafter referred to as the "Announcement Date"), then the Initial Fixed Prices shall, effective upon the Announcement Date and continuing through and including the Adjusted Conversion Price Termination Date (as defined below), be equal to the Conversion Price which would have been applicable for a conversion by the holder on the Announcement Date. From and after the Adjusted Conversion Price Termination Date, the Conversion Price shall be determined as set forth in Section 2(b). For purposes hereof, "Adjusted Conversion Price Termination Date" shall mean, with respect to any proposed Major Corporate Event for which a public announcement as contemplated by this Section 2(c)(vi) has been made, the date upon which the Company or other Person (in the case of clause (C) above) consummates or publicly announces the termination or abandonment of the proposed Major Corporate Event which was the subject of the previous public announcement. The "Trigger Percentage" means the lesser of (I) 50% and (II) the greater of (y) 30% and (z) the percentage of shares outstanding held by David M. Goldenberg or his spouse, their children and grandchildren or any trust which has as the sole beneficiary any or all of the above individuals.

                                    (vii) Notices.

                                            (A) As  soon as practicable,  but in
          no event later than one (1) day after any adjustment of the Conversion Price, the Company will give written notice thereof to each holder of the Preferred Shares, setting forth in reasonable detail and certifying the calculation of such adjustment.

                                            (B) The  Company  will give  written
          notice to each holder of the Preferred Shares at least ten (10) days prior to the date on which the Company closes its books or takes a record (I) with respect to any dividend or distribution upon the Common Stock, (II) with respect to any pro rata subscription offer to holders of Common Stock, or (III) for determining rights to vote with respect to any Organic Change, dissolution or liquidation and in no event shall such notice be provided to such holder prior to such information being made known to the public.

                                            (C)  The  Company   will  also  give
          written  notice to each  holder of the  Preferred  Shares at least ten
          (10) days prior to the date on which any Organic Change, dissolution or liquidation will take place and in no event shall such notice be provided to such holder prior to such information being made known to the public.

                           (e)      Purchase   Rights.   In   addition   to  any
adjustments of the Conversion Price pursuant to Section 2(d), if at any time after the Initial Issuance Date the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the "Purchase Rights"), then the holders of the Preferred Shares will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Common Stock acquirable upon complete conversion of the Preferred Shares (without taking into account any limitations or restrictions on the timing or amount of conversions) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of the Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

                           (f)      Mechanics  of  Conversion.   Subject  to the
Company's inability to fully satisfy its obligations under a Conversion Notice (as defined below) as provided for in Section 4:

                                    (i)     Holder's    Delivery   Requirements.
To convert Preferred Shares into full shares of Common Stock on any date (the "Conversion Date"), the holder thereof shall (A) transmit by facsimile (or otherwise deliver), for receipt on or prior to 6:00 p.m. Eastern Time, on such date, a copy of a fully executed notice of conversion in the form attached hereto as Exhibit I (the "Conversion Notice") to the Company or its designated transfer agent (the "Transfer Agent"), and (B) if required by Section 2(f)(vii), surrender to a common carrier, for delivery to the Company as soon as practicable following such date, the original certificate(s) representing the Preferred Shares being converted (or an indemnification undertaking with respect to such shares in the case of their loss, theft or destruction) (the "Preferred Stock Certificate(s)"). Such holders of the Preferred Shares shall use their best efforts to provide a copy of the Conversion Notice to Company counsel on the Conversion Date and verify by telephone that the Company has received the Conversion Notice on the Conversion Date, but the Company's obligations pursuant to this Certificate of Designations and the Transaction Documents (as defined in the Securities Purchase Agreement) including, but not limited to this Section 2(f), shall remain in full force and effect regardless of such holder's compliance with the requirements of this sentence.

                                    (ii)    Company's Response.  Upon receipt by
the Company of a facsimile copy of a Conversion Notice, the Company shall (A) promptly, but in no event later than 24 hours after such receipt, send, via facsimile, a confirmation of receipt of such Conversion Notice to such holder and (B) on or before the second Business Day following the date of receipt, credit such aggregate number of shares of Common Stock to which the holder shall be entitled to the holder's or its designee's balance account with The Depository Trust Company; provided, however, if the holder who submitted the Conversion Notice requested physical delivery of any or all of the Conversion Shares, then the Company shall, on or before the third Business Day following receipt of the Conversion Notice, issue and surrender to a common carrier for overnight delivery to the address specified in the Conversion Notice, a certificate, registered in the name of the holder or its designee, for the number of shares of Common Stock to which the holder shall be entitled pursuant to such request. If the number of Preferred Shares represented by the Preferred Stock Certificate(s) submitted for conversion is greater than the number of Preferred Shares being converted, then the Company shall, as soon as practicable and in no event later than two Business Days after receipt of the Preferred Stock Certificate(s) and at its own expense, issue and deliver to the holder a new Preferred Stock Certificate representing the number of Preferred Shares not converted.
                                    (iii)   Dispute  Resolution.  In the case of
a dispute as to the determination of the Closing Bid Price or the arithmetic calculation of the Conversion Rate, the Company shall promptly issue to the holder the number of shares of Common Stock that is not disputed and shall submit the disputed determinations or arithmetic calculations to the holder via facsimile within two (2) Business Day of receipt of such holder's Conversion Notice. If such holder and the Company are unable to agree upon the determination of the Closing Bid Price or arithmetic calculation of the Conversion Rate within one (1) Business Day of such disputed determination or arithmetic calculation being submitted to the holder, then the Company shall within one (1) Business Day submit via facsimile (A) the disputed determination of the Closing Bid Price to an independent, reputable investment bank, or (B) the disputed arithmetic calculation of the Conversion Rate to its independent, outside accountant. The Company shall use its best efforts to cause the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the holder of the results no later than forty-eight (48) hours from the time it receives the disputed determinations or calculations. Such investment bank's or accountant's determination or calculation, as the case may be, shall be binding upon all parties absent manifest error.

                                    (iv)   Record Holder.  The person or persons
entitled to receive the shares of Common Stock issuable upon a conversion of Preferred Shares shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

                                    (v)    Company's Failure to Timely  Convert.
If within five Business Days after the Company's or the Transfer Agent's (as applicable) receipt of a facsimile copy of a Conversion Notice, the Company shall fail to issue a certificate for the number of shares of Common Stock to which a holder is entitled or to credit the holder's balance account with The Depository Trust Company for such number of shares of Common Stock to which the holder is entitled upon such holder's conversion of the Preferred Shares, pursuant to Section 2(f)(ii), in addition to all other available remedies which such holder may pursue hereunder and under the Securities Purchase Agreement (including indemnification pursuant to Section 8 thereof), the Company shall pay additional damages to such holder on each date after such fifth (5th) Business Day that such conversion is not timely effected in an amount equal to 0.5% of the product of (A) the sum of the number of shares of Common Stock not issued to the holder on a timely basis pursuant to Section 2(f)(ii) and to which such holder is entitled and (B) the Closing Bid Price of the Common Stock on the last possible date which the Company could have issued such Common Stock to such holder without violating Section 2(f)(ii).

                                    (vi)   Company's     Failure    to     Issue
Certificates. If within ten Business Days after the Company's receipt of the Preferred Stock Certificates to be converted and the Conversion Notice the Company shall fail to issue a new Preferred Stock Certificate representing the number of Preferred Shares to which such holder is entitled, pursuant to Section 2(f)(ii), in addition to all other available remedies which such holder may pursue hereunder and under the Securities Purchase Agreement (including indemnification pursuant to Section 8 thereof), the Company shall pay additional damages to such holder on each date after such tenth (10th) Business Day that such delivery of such Preferred Stock Certificates is not timely effected in an amount equal to 0.5% of the product of (A) the number of shares of Common Stock issuable upon conversion of the Preferred Shares represented by such Preferred Stock Certificate as of the last possible date which the Company could have issued such Preferred Stock Certificate to such holder without violating Section 2(f)(ii) and (B) the Closing Bid Price of the Common Stock on the last possible date which the Company could have issued such Preferred Stock Certificate to such holder without violating Section 2(f)(ii).

                                    (vii)  Book-Entry.  Notwithstanding anything
to the contrary set forth herein, upon conversion of Preferred Shares in accordance with the terms hereof, the holder thereof shall not be required to physically surrender the certificate representing the Preferred Shares to the Company unless the full number of Preferred Shares represented by the certificate are being converted. The holder and the Company shall maintain records showing the number of Preferred Shares so converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the holder and the Company, so as not to require physical surrender of the certificate representing the Preferred Shares upon each such conversion. In the event of any dispute or discrepancy, such records of the Company shall be controlling and determinative in the absence of manifest error. Notwithstanding the foregoing, if Preferred Shares represented by a certificate are converted as aforesaid, the holder may not transfer the certificate representing the Preferred Shares unless the holder first physically surrenders the certificate representing the Preferred Shares to the Company, whereupon the Company will forthwith issue and deliver upon the order of the holder a new certificate of like tenor, registered as the holder may request, representing in the aggregate the remaining number of Preferred Shares represented by such certificate. The holder and any assignee, by acceptance of a certificate, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of any Preferred Shares, the number of Preferred Shares represented by such certificate may be less than the number of Preferred Shares stated of the face thereof. Each certificate for Preferred Shares shall bear the following legend:

                  ANY TRANSFEREE OF THIS CERTIFICATE SHOULD CAREFULLY REVIEW THE TERMS OF THE COMPANY'S CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS OF THE PREFERRED SHARES REPRESENTED BY THIS CERTIFICATE, INCLUDING SECTION 2(f)(vii) THEREOF. THE NUMBER OF PREFERRED SHARES REPRESENTED BY THIS CERTIFICATE MAY BE LESS THAN THE NUMBER OF PREFERRED SHARES STATED ON THE FACE HEREOF PURSUANT TO SECTION 2(f)(vii) OF THE CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS.

                           (g)      Mandatory   Conversion.   If  any  Preferred
Shares remain outstanding on the Maturity Date (as defined below), then all such Preferred Shares shall be converted as of such date in accordance with this
Section 2 as if the holders of such Preferred Shares had given the Conversion Notice on the Maturity Date; provided, however, that if a Triggering Event has occurred and is continuing on the Maturity Date, then the Company shall, within five Business Days following the Maturity Date (unless otherwise notified in writing by the holder of such holder's request to have the Preferred Shares converted into Common Stock), pay to each holder of Preferred Shares then outstanding, in immediately available funds, an amount equal to the Triggering Event Redemption Price. All holders of Preferred Shares shall, on the Maturity Date, surrender all Preferred Stock Certificates, duly endorsed for cancellation, to the Company, provided that the Company has complied with its obligations under this Section 2(g) and 2(f). Notwithstanding the foregoing, if the Common Stock is not designated for quotation on The Nasdaq National Market or listed on The New York Stock Exchange, Inc. but such events do not constitute a Triggering Event, then the Maturity Date shall be extended until the Common Stock is so designated or listed. "Maturity Date" means the date which is five years after the applicable Issuance Date unless extended (i) as described in the immediately preceding sentence, (ii) pursuant to Section 3(v) of the Registration Rights Agreement, which extension shall equal two (2) days for each day of any Grace Period (as defined in the Registration Rights Agreement) or
(iii) pursuant to Section 4(n) of the Securities Purchase Agreement, which extension shall equal two (2) days for each day of any Underwriting Back-Up Period (as defined in the Securities Purchase Agreement).

                           (h)      Fractional  Shares.  The  Company  shall not
issue any fraction of a share of Common Stock upon any conversion. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one Preferred Share by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of a fraction of a share of Common Stock. If, after the aforementioned aggregation, the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up or down to the nearest whole share.

                           (i)      Taxes.  The  Company  shall  pay any and all
taxes which may be imposed upon it with respect to the issuance and delivery of shares of Common Stock upon the conversion of the Preferred Shares.

                           (j)      Conversion  Restrictions.   The  right  of a
holder of Preferred Shares to convert Preferred Shares pursuant to this Section 2 shall be limited as set forth below. Without the prior consent of the Company, a holder of Preferred Shares shall not be entitled to (i) convert any Preferred Shares during the period beginning on and including the Initial Issuance Date and ending on and including the Fixed Conversion Price Trigger Date and (ii) with respect to the Preferred Shares issued on the Initial Issuance Date (a) if the Initial Fixed Price of such Preferred Shares is greater than or equal to $4.00 (subject to adjustment for any stock split, stock dividend, recapitalization or other equitable adjustment), convert more than 25% of such Preferred Shares issued to such holder, during any calendar month (starting with the first calendar month which ends after the Fixed Conversion Price Trigger
Date), at a Conversion Price less than 90% of such Initial Fixed Price or (b) if the Initial Fixed Price of such Preferred Shares is less than $4.00 (subject to adjustment for any stock split, stock dividend, recapitalization or other equitable adjustment), convert more than 33% of such Preferred Shares issued to such holder, during any calendar month (starting with the first calendar month which ends after the Fixed Conversion Price Trigger Date), at a Conversion Price less than 90% of such Initial Fixed Price or (iii) if the Initial Fixed Price is equal to or greater than $4.00, then the holders of the Preferred Shares shall not convert the Preferred Shares at a Conversion Price which is less than 50% of the Initial Fixed Price unless the Closing Bid Price for any twenty (20) consecutive day period is less than 50% of the Initial Fixed Price; provided the number of Preferred Shares permitted to be converted each calendar month pursuant to (i) and (ii) above shall be cumulative in that any shares permitted to be converted in any calendar month and not so converted shall be carried over into successive calendar months until so converted. Notwithstanding the foregoing, the conversion restrictions set forth in this Section 2(j) shall not apply (A) on and after any date on which the Common Stock is not listed on The Nasdaq National Market or The New York Stock Exchange, Inc. or has been suspended from trading (excluding suspensions of not more than one day resulting from business announcements), or any such delisting or suspension is threatened or pending (including, without limitation, the Company is not in compliance with published listing requirements), (B) on or after any date on which there shall have occurred an event constituting a Major Transaction (as defined in Section 3(c)), Triggering Event (as defined in Section 3(d)) or a Material Adverse Change (as defined below), (C) on or after any date on which there shall have been an announcement of a pending Major Transaction, (D) on or after any date on which the Company issues or sells or is deemed to have issued or sold (I) securities which result in a reduction of any Initial Fixed Price pursuant to
Section 2(d)(i) or (II) Convertible Securities that are convertible into or exercisable or exchangeable for Common Stock at a Variable Price, or (E) on or after the date the Company delivers a Lock-Up Request Notice (as defined in the Securities Purchase Agreement), a Notice of Conversion at Company's Election (as defined in Section 5) or a Notice of Redemption at Company's Election (as defined in Section 7). "Material Adverse Change" means any change, event, result or happening not in the normal course of the Company's business or operations involving, directly or indirectly, the Company or any of its subsidiaries resulting in a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

                           (k)       Adjustment   of   Conversion   Restrictions
upon Issuance of Convertible Securities. Except as provided below, if the Company in any manner issues or sells Convertible Securities that are convertible into Common Stock (other than Excluded Securities or any Convertible Securities issued in an offering with respect to which the holders of the Preferred Shares purchased Convertible Securities pursuant to their right to participate in such offering pursuant to Section 4(g) of the Securities Purchase Agreement) and are subject to (i) restrictions on the amount of shares that can be converted, or (ii) no restrictions on the amount of shares that can be converted (the restriction on conversions or lack thereof being herein referred to as the "Conversion Restriction"), and such Conversion Restriction is not formulated using the same time periods and percentages used in Section 2(j), then the Company shall provide written notice thereof via facsimile and overnight courier to each holder of the Preferred Shares ("Conversion Restriction Notice") on the date of issuance of such Convertible Securities. If the holders of Preferred Shares representing at least two-thirds of the Preferred Shares then outstanding which remain subject to the restrictions in
Section 2(j) provide written notice via facsimile and overnight courier (the "Conversion Restriction Election Notice") to the Company within five (5) Business Days of receiving a Conversion Restriction Notice that such holders desire to replace the conversion restrictions set forth in Section 2(j) then in effect with the Conversion Restriction described in such Conversion Restriction Notice, then from and after the date of the Company's receipt of the Conversion
  Restriction Election Notice the conversion restrictions set forth in Section 2(j) automatically will be replaced with the Conversion Restrictions (together with such modifications to this Certificate of Designations as may be required to give full effect to the substitution of the Conversion Restrictions for the conversion restrictions set forth in Section 2(j)).

                  (3)      Redemption at Option of Holders.

                           (a)      Redemption  Option  Upon Major  Transaction.
In addition to all other rights of the holders of Preferred Shares contained herein, simultaneous with or after the occurrence of a Major Transaction (as defined below), each holder of Preferred Shares shall have the right, at such holder's option, to require the Company to redeem all or a portion of such holder's Preferred Shares at a price per Preferred Share equal to the greater of
(i) 125% of the Liquidation Value (as defined in Section 11); and (ii) the product of (A) the Conversion Rate at such time, and (B) the Closing Bid Price on the date of the public announcement of such Major Transaction or the next date on which the exchange or market on which the Common Stock is traded is open if such public announcement is made (X) after 12:00 p.m. Eastern Time, on such date or (Y) on a date on which the exchange or market on which the Common Stock is traded is closed (the "Major Transaction Redemption Price").

                           (b)      Redemption  Option  Upon  Triggering  Event.
In addition to all other rights of the holders of Preferred Shares contained herein, simultaneous with or after the occurrence of a Triggering Event (as defined below), each holder of Preferred Shares shall have the right, at such holder's option, to require the Company to redeem all or a portion of such holder's Preferred Shares at a price per Preferred Share equal to the greater of
(i) 125% of the Liquidation Value; and (ii) the product of (A) the Conversion Rate at such time, and (B) the greater of (I) the Closing Bid Price on the trading day immediately preceding such Triggering Event or (II) the Closing Bid Price on the date of the holder's delivery to the Company of a Notice of Redemption at Option of Buyer Upon Triggering Event (as defined below) or, if such date of delivery is not a trading day, the next date on which the exchange or market on which the Common Stock is traded is open (the "Triggering Event Redemption Price" and, collectively with the Major Transaction Redemption Price, the "Redemption Price").

                           (c)      "Major Transaction". Subject to the Excluded
Redemption  Events  (as  defined  below)  pursuant  to  Section  3(h),  a "Major
Transaction" shall be deemed to have occurred at such time as any of the following events:
                                    (i)     the consolidation, merger  or  other
business combination of the Company with or into another Person (other than (A) a consolidation, merger or other business combination in which holders of the Company's voting power immediately prior to the transaction continue after the transaction to hold, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities, or (B) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company) (a "Change of Control Transaction");
                                    (ii)     the  sale or  transfer  of  all  or
substantially  all of the  Company's assets; or

                                    (iii)    a  purchase,   tender  or  exchange
offer made to and accepted by the holders of more than the Trigger Percentage of the outstanding shares of Common Stock.

                           (d)      "Triggering   Event".     Subject   to   the
Excluded Redemption Events pursuant to Section 3(h), a "Triggering Event" shall be deemed to have occurred at such time as any of the following events:

                                    (i)     the  failure  of  the   Registration
Statement (as defined in the Registration Rights Agreement) to be declared effective by the SEC on or prior to the date that is 150 days after the Initial Issuance Date;

                                    (ii)    while  the   Registration  Statement
is required to be maintained effective pursuant to the terms of the Registration Rights Agreement, except for any Allowable Grace Period (as defined in the Registration Rights Agreement), the effectiveness of the Registration Statement lapses for any reason (including, without limitation, the issuance of a stop order) or is unavailable to the holder of the Preferred Shares for sale of the Registrable Securities (as defined in the Registration Rights Agreement) in accordance with the terms of the Registration Rights Agreement, and such lapse or unavailability continues for a period of ten consecutive trading days;

                                    (iii)   suspension from listing or delisting
of the Common Stock from The Nasdaq National Market or The New York Stock Exchange, Inc. for a period of five consecutive days;

                                    (iv)    the  Company's  notice to any holder
of Preferred Shares, including by way of public announcement, at any time, of its intention not to comply with proper requests for conversion of any Preferred Shares into shares of Common Stock, including due to any of the reasons set forth in Section 4(a) below;

                                    (v)     the  Company  shall  have  failed to
make any Excluded Redemption Event Daily Payment (as defined below) in a timely manner in accordance with Section 3(i) or the Company shall have failed to give an Excluded Redemption Option Election Notice (as defined below) within one (1) day of receipt of the Holders' Excluded Redemption Event Notice (as defined below); or

                                    (vi)    the     Company     breaches     any
representation, warranty, covenant or other term or condition of the Securities Purchase Agreement, the Registration Rights Agreement, this Certificate of Designations or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated thereby or hereby, except to the extent that such breach would not have a Material Adverse Effect (as defined in Section 3(a) of the Securities Purchase Agreement) and except, in the case of a breach of a covenant which is curable, only if such breach continues for a period of at least ten days.

                           (e)      Mechanics  of  Redemption at Option of Buyer
Upon Major Transaction. No sooner than 15 days nor later than 10 days prior to the consummation of a Major Transaction, but not prior to the public announcement of such Major Transaction, the Company shall deliver written notice thereof via facsimile and overnight courier (a "Notice of Major Transaction") to each holder of Preferred Shares. At any time during the period beginning after receipt of a Notice of Major Transaction (or, in the event a Notice of Major Transaction is not delivered at least 10 days prior to a Major Transaction, at any time on or after the date which is 10 days prior to a Major Transaction) and ending on the date of such Major Transaction, any holder of the Preferred Shares then outstanding may require the Company to redeem all or a portion of the holder's Preferred Shares then outstanding by delivering written notice thereof via facsimile and overnight courier (a "Notice of Redemption at Option of Buyer Upon Major Transaction") to the Company, which Notice of Redemption at Option of Buyer Upon Major Transaction shall indicate (i) the number of Preferred Shares that such holder is submitting for redemption, and (ii) the applicable Major Transaction Redemption Price, as calculated pursuant to Section 3(a).

                           (f)      Mechanics  of  Redemption at Option of Buyer
Upon Triggering Event. Within one (1) day after the occurrence of a Triggering Event, the Company shall deliver written notice thereof via facsimile and overnight courier (a "Notice of Triggering Event") to each holder of Preferred Shares. At any time during the period beginning after the earlier of a holder's receipt of a Notice of Triggering Event and such holder becoming aware of a Triggering Event and ending on the date which is thirty (30) days after a holder's receipt of a Notice of Triggering Event, any holder of Preferred Shares then outstanding may require the Company to redeem all or a portion of the holder's Preferred Shares then outstanding by delivering written notice thereof via facsimile and overnight courier (a "Notice of Redemption at Option of Buyer Upon Triggering Event") to the Company, which Notice of Redemption at Option of Buyer Upon Triggering Event shall indicate (i) the number of Preferred Shares that such holder is submitting for redemption, and (ii) the applicable Triggering Event Redemption Price, as calculated pursuant to Section 3(b).

                           (g)      Payment   of   Redemption   Price.  Upon the
Company's receipt of a Notice(s) of Redemption at Option of Buyer Upon Triggering Event or a Notice(s) of Redemption at Option of Buyer Upon Major Transaction from any holder of Preferred Shares, the Company shall promptly, but in no event later than one (1) day following such receipt, notify each holder of Preferred Shares by facsimile of the Company's receipt of such Notice(s) of Redemption at Option of Buyer Upon Triggering Event or Notice(s) of Redemption at Option of Buyer Upon Major Transaction and each holder which has sent such a notice shall promptly submit, if required by Section(2)(f)(vii), to the Company or its Transfer Agent such holder's Preferred Stock Certificates which such holder has elected to have redeemed. The Company shall deliver the applicable Triggering Event Redemption Price, in the case of a redemption pursuant to
Section 3(f), to such holder within five (5) Business Days after the Company's receipt of a Notice of Redemption at Option of Buyer Upon Triggering Event and, in the case of a redemption pursuant to Section 3(e), the Company shall deliver the applicable Major Transaction Redemption Price simultaneous with the consummation of the Major Transaction; provided that, if required by Section 2(f)(vii), a holder's Preferred Stock Certificates shall have been so delivered to the Company; provided further that if the Company is unable to redeem all of the Preferred Shares to be redeemed, the Company shall redeem an amount from each holder of Preferred Shares being redeemed equal to such holder's pro-rata amount (based on the number of Preferred Shares held by such holder relative to the number of Preferred Shares outstanding) of all Preferred Shares being redeemed. If the Company shall fail to redeem all of the Preferred Shares submitted for redemption (other than pursuant to a dispute as to the arithmetic calculation of the Redemption Price), in addition to any remedy such holder of Preferred Shares may have under this Certificate of Designation, the Securities Purchase Agreement and the Registration Rights Agreement, the applicable Redemption Price payable in respect of such unredeemed Preferred Shares shall bear interest at the rate of 1.5% per month (prorated for partial months) until paid in full. Until the Company pays such unpaid applicable Redemption Price in full to a holder of Preferred Shares submitted for redemption, such holder shall have the option (the "Void Optional Redemption Option") to, in lieu of redemption, require the Company to promptly return to such holder(s) all of the Preferred Shares that were submitted for redemption by such holder(s) under this
Section 3 and for which the applicable Redemption Price has not been paid, by sending written notice thereof to the Company via facsimile (the "Void Optional Redemption Notice"). Upon the Company's receipt of such Void Optional Redemption Notice(s) prior to payment of the full applicable Redemption Price to such holder, (i) the Notice(s) of Redemption at Option of Buyer Upon Triggering Event or the Notice(s) of Redemption at Option of Buyer Upon Major Transaction, as the case may be, shall be null and void with respect to those Preferred Shares submitted for redemption and for which the applicable Redemption Price has not been paid, (ii) the Company shall promptly, but in no event later than one (1) day following such receipt, return any Preferred Shares submitted to the Company by each holder for redemption under this Section 3(g) and for which the applicable Redemption Price has not been paid and (iii) the Initial Fixed Price of such returned Preferred Shares shall be adjusted to the lesser of (A) the Initial Fixed Price as in effect on the date on which the Void Optional Redemption Notice(s) is delivered to the Company and (B) the lowest Closing Bid Price during the period beginning on the date on which the Notice(s) of Redemption of Option of Buyer Upon Major Transaction or the Notice(s) of Redemption at Option of Buyer Upon Triggering event, as the case may be, is delivered to the Company and ending on the date on which the Void Optional Redemption Notice(s) is delivered to the Company; provided that no adjustment shall be made if such adjustment would result in an increase of the Initial Fixed Price then in effect. Notwithstanding the foregoing, in the event of a dispute as to the determination of the Closing Bid Price or the arithmetic calculation of the Redemption Price, such dispute shall be resolved pursuant to
Section 2(f)(iii) above with the term "Redemption Price" being substituted for the term "Conversion Rate". A holder's delivery of a Void Optional Redemption Notice and exercise of its rights following such notice shall not effect the Company's obligations to make any payments which have accrued prior to the date of such notice. Payments provided for in this Section 3 shall have priority to payments to other stockholders in connection with a Major Transaction.

                           (h)     Events Excluded from  Redemption  Provisions.
Notwithstanding anything to the contrary set forth in Section 3, Section 4(a)(I) or Section 4(a)(II), the following events shall be excluded from the definitions of Major Transaction and Triggering Event (individually, an "Excluded Redemption Event" and, collectively, the "Excluded Redemption Events"):

                                    (i)     the   failure  of   the Registration
Statement to be declared effective by the SEC on or prior to the date that is 150 days after the Initial Issuance Date, provided that the Company has used its best efforts to have such Registration Statement declared effective by the SEC;

                                    (ii)    while  the  Registration   Statement
is required to be maintained effective pursuant to the terms of the Registration Rights Agreement, except for any Allowable Grace Period, the effectiveness of the Registration Statement lapses for any reason (including, without limitation, the issuance of a stop order) or is unavailable to the holder of the Preferred Shares for sale of the Registrable Securities in accordance with the terms of the Registration Rights Agreement, and such lapse or unavailability continues for a period of ten consecutive trading days, provided that the Company has used its best efforts to maintain the effectiveness of such Registration Statement and has not taken voluntary action or voluntarily failed to take any action which has directly or indirectly caused the Registration Statement to lapse or become unavailable for the sale of all the Registrable Securities pursuant to the terms of the Registration Rights Agreement;

                                    (iii)   suspension from listing or delisting
of the Common Stock from The Nasdaq National Market or The New York Stock Exchange, Inc. for a period of five or more consecutive days, provided that the Company (A) has used its best efforts to maintain the listing of the Common Stock on such exchange and has not taken any voluntary action or has voluntarily failed to take any action which has resulted in the delisting of the Common Stock or the suspension of the Common Stock from trading or (B) has voluntarily delisted or suspended trading of the Common Stock because either (I) the holders of the Preferred Shares have exercised their rights under Section 4(e) to have the Common Stock delisted or (II) the Company is not permitted to issue shares of Common Stock to a holder of Preferred Shares upon conversion of such Preferred Shares due to the Exchange Cap and the Company delists the Common Stock so that the Exchange Cap limitations no longer apply; and

                                    (iv)    a purchase, tender or exchange offer
made to and accepted by the holders of more than the Trigger Percentage of the outstanding shares of Common Stock which is not approved or recommended by the Company's Board of Directors or a proxy or consent solicitation (other than by or on behalf of the Company) which results in a Change of Control Transaction where such proxy or consent solicitation is not approved or recommended by the Company's Board of Directors.

As soon as practicable but in no event later than one (1) day after the occurrence of an Excluded Redemption Event, the Company shall deliver written notice thereof via facsimile and overnight courier (a "Company's Excluded Redemption Event Notice") to each holder of Preferred Shares. At any time during the period beginning after the earlier of the holders' receipt of a Company's Excluded Redemption Event Notice and such holders becoming aware of an Excluded Redemption Event and ending on the date which is thirty (30) days after the holders' receipt of a Company's Excluded Redemption Event Notice, the holders of at least two-thirds of the Preferred Shares then outstanding may require the Company to satisfy its obligations under Section 3(i) by delivering written notice thereof via facsimile and overnight courier (a "Holders' Excluded Redemption Event Notice") to the Company. The Company shall within one (1) day of its receipt of the Holders' Excluded Redemption Event Notice provide each holder with written notice via facsimile and overnight courier (a "Excluded Redemption Option Election Notice") which notice shall specify the option which the Company has elected to exercise pursuant to and in accordance with Section 3(i).

                           (i)       Rights  of  the  Holders  of the  Preferred
Shares upon the Occurrence of an Excluded Redemption Event. In addition to any other remedies the holders of the Preferred Shares may have at law or in equity, if an Excluded Redemption Event occurs and the holders of the Preferred Shares have provided the Company with a Holders' Excluded Redemption Event Notice, then the Company, at its option, shall either (A) pay to each holder of Preferred Shares the Trigger Event Redemption Price for each outstanding share of Preferred Stock held by such holder pursuant to and in accordance with Section 3(g) or (B) if:

                                    (i)     the  Excluded  Redemption  Event  is
pursuant to Section 3(h)(i), then (I) beginning on and including the first day following the receipt by the Company of a Holders' Excluded Redemption Event Notice, the Company shall pay to each holder of Preferred Shares an Excluded Redemption Event Daily Payment (as defined below) on each day that such Excluded Redemption Event continues, provided, however, that the Company shall not be obligated to make an Excluded Redemption Event Daily Payment for more than 15 days in any 365 day period and (II) immediately upon the occurrence of such an Excluded Redemption Event (and from time to time as applicable), the Initial Fixed Price of the Preferred Shares shall be adjusted to equal the lesser of (y) the Initial Fixed Price in effect for such Preferred Shares on the date which is 150 days after the Initial Issuance Date or (z) the product of ((alpha)) the Payment Limitation Reduction Percentage (as defined below) multiplied by ((beta)) .80 multiplied by ((gamma)) the lowest Variable Conversion Price during the period beginning on and including the date which is 150 days after the Initial Issuance Date and ending on and including the date the Registration Statement is declared effective by the SEC;

                                    (ii)    the  Excluded  Redemption  Event  is
pursuant to Section 3(h)(ii), then (I) beginning on and including the first day following the receipt by the Company of a Holders' Excluded Redemption Event Notice, the Company shall pay to each holder of Preferred Shares an Excluded Redemption Event Daily Payment on each day that such Excluded Redemption Event continues, provided, however, that the Company shall not be obligated to make an Excluded Redemption Event Daily Payment for more than 15 days in any 365 day period and (II) immediately upon the occurrence of such an Excluded Redemption Event (and from time to time as applicable), the Initial Fixed Price of the Preferred Shares shall be adjusted to equal the lesser of (y) the Initial Fixed Price in effect for such Preferred Shares on the date of the initial occurrence of the Excluded Redemption Event (the "Occurrence Date") or (z) the product of ((alpha)) the Payment Limitation Reduction Percentage multiplied by ((beta)) .80 multiplied by ((gamma)) the lowest Variable Conversion Price during the period beginning on and including the Occurrence Date and ending on and including the date that the Company cures such Excluded Redemption Event;

                                    (iii)   the  Excluded  Redemption  Event  is
pursuant to Section 3(h)(iii), then beginning on and including the first day following the receipt by the Company of a Holders' Excluded Redemption Event Notice, the Company shall pay to each holder of Preferred Shares an Excluded Redemption Event Daily Payment on each day that such Excluded Redemption Event continues, provided, however, that the Company shall not be obligated to make an Excluded Redemption Event Daily Payment for more than 15 days in any 365 day period, and further provided, the Company may elect, in lieu of the forgoing, by providing each holder of Preferred Shares with written notice of its election pursuant to this Section 3(i)(iii) via facsimile on the Occurrence Date to adjust the Initial Fixed Price of the Preferred Shares, effective immediately upon the occurrence of such Excluded Redemption Event (and from time to time as applicable), to equal the product of (y) .80 multiplied by (z) 85% of the lesser of (A) the Initial Fixed Price of the Preferred Shares as in effect on the Occurrence Date and (B) the lowest Variable Conversion Price during the period beginning on and including the Occurrence Date and ending on the 45th trading day following the Occurrence Date (provided that such 45 trading day period will be extended by one trading day for each day on which there is no closing sales price or closing trade price reported by Bloomberg or no bid prices of any market makers reported by the National Quotation Bureau, Inc. in the "pink sheets" for the Company's securities);

                                    (iv)    the  Excluded  Redemption  Event  is
pursuant to Section 3(h)(iv), then (I) then beginning on and including the first day following the receipt by the Company of a Holders' Excluded Redemption Event Notice, the Company shall pay to each holder of Preferred Shares an Excluded Redemption Event Daily Payment on each day that such Excluded Redemption Event continues, provided, however, that the Company shall not be obligated to make an Excluded Redemption Event Daily Payment for more than 10 days in any 365 day period and (II) immediately upon the occurrence of such an Excluded Redemption Event (and from time to time as applicable), the Initial Fixed Price of the Preferred Shares shall be adjusted to equal the lesser of (y) the Initial Fixed Price in effect for such Preferred Shares on the Occurrence Date or (z) the product of ((alpha)) the Payment Limitation Reduction Percentage multiplied by ((beta)) .80 multiplied by ((gamma)) the lowest Variable Conversion Price during the period beginning on and including the date on which the purchase, tender or exchange offer or a proxy or consent solicitation (referred to in Section 3(h)(vi)) was first publically announced and ending on and including the date such purchase, tender or exchange offer or proxy or consent solicitation was publicly announced as being consummated, abandoned or terminated.

"Excluded Redemption Event Daily Payment" shall mean the payment to each holder of Preferred Shares, by the Company, of an amount in cash per Preferred Share equal to one percent (1%) of the Liquidation Value. "Payment Limitation
Reduction Percentage" shall mean (I) 85%, with respect to any Excluded Redemption Event other than the first Excluded Redemption Event to occur during any 365 day period, provided that the Company shall have made an Excluded Redemption Event Daily Payment on at least 15 days in such 365 day period or
(II) 100%, otherwise.

                  (4)      Inability to Fully Convert.

                           (a)       Holder's  Option if  Company  Cannot  Fully
Convert. If, upon the Company's receipt of a Conversion Notice or on the Maturity Date, the Company can not issue shares of Common Stock registered for resale under the Registration Statement for any reason, including, without limitation, because the Company (I) does not have a sufficient number of shares of Common Stock authorized and available, (II) is otherwise prohibited by applicable law or by the rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the Company or its Securities, including without limitation the Exchange Cap (as defined in Section 14 below), from issuing all of the Common Stock which is to be issued to a holder of Preferred Shares pursuant to a Conversion Notice or
(III) fails to have a sufficient number of shares of Common Stock registered for resale under the Registration Statement, then the Company shall issue as many shares of Common Stock as it is able to issue in accordance with such holder's Conversion Notice and pursuant to Section 2(f) and, with respect to the unconverted Preferred Shares, the holder, solely at such holder's option, can elect to:

                                    (i)     require  the  Company to redeem from
such holder those Preferred Shares for which the Company is unable to issue Common Stock in accordance with such holder's Conversion Notice ("Mandatory Redemption") at a price per Preferred Share (the "Mandatory Redemption Price") equal to the product of (A) the Conversion Rate and (B) the Closing Bid Price as of such Conversion Date;

                                    (ii)     if the Company's inability to fully
convert Preferred Shares is pursuant to Section 4(a)(III), require the Company to issue restricted shares of Common Stock in accordance with such holder's Conversion Notice and pursuant to Section 2(f);


                                    (iii)  void its Conversion Notice and retain
or have returned, as the case may be, the nonconverted Preferred Shares that were to be converted pursuant to such holder's Conversion Notice (provided that a holder's voiding its Conversion Notice shall not effect the Company's obligations to make any payments which have accrued prior to the date of such notice); or

                                    (iv)  if  the  Company's  inability to fully
convert Preferred Shares is pursuant to the Exchange Cap described in Section 4(a)(II), require the Company to issue shares of Common Stock in accordance with such holder's Conversion Notice and pursuant to Section 2(f) at a Conversion Price equal to the average of Closing Bid Prices of the Common Stock for the five consecutive trading days preceding such holder's Notice in Response to Inability to Convert (as defined below) or such other market price that satisfies the applicable exchange or trading market.

                           (b)      Mechanics of Fulfilling  Holder's  Election.
Upon receipt of a facsimile copy of a Conversion Notice from such holder which cannot be fully satisfied as described in Section 4(a), the Company shall promptly but in no event later than one (1) day following such receipt send via facsimile to a holder of Preferred Shares, a notice of the Company's inability to fully satisfy such holder's Conversion Notice (the "Inability to Fully Convert Notice"). Such Inability to Fully Convert Notice shall indicate (i) the reason why the Company is unable to fully satisfy such holder's Conversion Notice, (ii) the number of Preferred Shares which cannot be converted and (iii) the applicable Mandatory Redemption Price. Such holder shall notify the Company of its election pursuant to Section 4(a) above by delivering written notice via facsimile to the Company ("Notice in Response to Inability to Convert") by the later of (A) the date which is 30 days after such holder's receipt of the Inability to Fully Convert Notice and (B) the second (2nd) Business Day following the date on which the Company provides such holder written notice it has cured its inability to fully convert.

                           (c)      Payment of Redemption Price.  If such holder
shall elect to have its shares redeemed pursuant to Section 4(a)(i), the Company shall pay the Mandatory Redemption Price in cash to such holder within ten days of the Company's receipt of the holder's Notice in Response to Inability to Convert. If the Company shall fail to pay the applicable Mandatory Redemption Price to such holder on a timely basis as described in this Section 4(c) (other than pursuant to a dispute as to the determination of the arithmetic calculation of the Redemption Price), in addition to any remedy such holder of Preferred Shares may have under this Certificate of Designations, the Securities Purchase Agreement and the Registration Rights Agreement, such unpaid amount shall bear interest at the rate of 1.5% per month (prorated for partial months) until paid in full. Until the full Mandatory Redemption Price is paid in full to such holder, such holder may void the Mandatory Redemption with respect to those Preferred Shares for which the full Mandatory Redemption Price has not been paid and (i) receive back such Preferred Shares and (ii) the Initial Fixed Price of such returned Preferred Shares shall be adjusted to the lesser of (A) the Initial Fixed Price in effect on the date on which the holder voided the Mandatory Redemption and (B) the lowest Closing Bid Price during the Period beginning on the Conversion Date and ending on the date the holder voided the Mandatory Redemption. Notwithstanding the foregoing, if the Company fails to pay the applicable Mandatory Redemption Price within such ten-day period due to a dispute as to the determination of the arithmetic calculation of the Redemption Price, such dispute shall be resolved pursuant to Section 2(f)(iii) with the term "Redemption Price" being substituted for the term "Conversion Rate".

                           (d)      Pro-rata Conversion and  Redemption.  In the
event the Company receives a Conversion Notice, Notice of Redemption at Option of Buyer Upon Major Transaction or Notice of Redemption at Option of Buyer Upon Triggering Event from more than one holder of Preferred Shares on the same day and the Company can convert and/or redeem some, but not all, of the Preferred Shares pursuant to this Section 4, the Company shall convert and redeem from each holder of Preferred Shares electing to have Preferred Shares converted and redeemed at such time an amount equal to such holder's pro-rata amount (based on the number of Preferred Shares held by such holder relative to the number of Preferred Shares outstanding) of all Preferred Shares being converted and redeemed at such time.

                           (e)      Forced Delisting. If the Company's inability
to fully convert Preferred Shares is pursuant to the Exchange Cap and the stockholders have not voted to approve issuances in excess of the Exchange Cap, and if so directed by the holders of at least two-thirds of the Preferred Shares then outstanding, the Company shall promptly, but in no event later than three
(3) Business Days after receiving such directions, delist the Common Stock from the exchange or automated quotation system on which the Common Stock is traded and have the Common Stock, at such holders' option, traded on the electronic bulletin board or the "pink sheets."


                 (5) Conversion at the Company's Election. During the three (3) Business Days (a "Conversion Election Period") which immediately follow at least twenty (20) consecutive trading days during which the Closing Bid Price of the Common Stock on each trading day during such twenty (20) consecutive trading days is not less than 200% of the Trigger Price, the Company shall have the right, in its sole discretion, to require that any or all of such outstanding Preferred Shares be converted ("Conversion at Company's Election") at the Conversion Rate; provided that the Conditions to Conversion at the Company's Election (as set forth below) are satisfied. The Company shall exercise its right to Conversion at Company's Election by providing each holder of Preferred Shares written notice ("Notice of Conversion at Company's Election") during a Conversion Election Period and at least 15 trading days prior to the date selected by the Company for conversion ("Company's Election Conversion Date"). If the Company elects to require conversion of some, but not all, of such Preferred Shares, the Company shall convert an amount from each holder of Preferred Shares equal to such holder's pro rata amount (based on the number of such Preferred Shares held by such holder relative to the number of such Preferred Shares outstanding on date of the Company's delivery of the Notice of Conversion at Company's Election) of all Preferred Shares the Company is requiring to be converted. The Notice of Conversion at Company's Election shall indicate (x) the number of Preferred Shares the Company has selected for conversion, (y) the Company's Election Conversion Date, which date shall be not less than 15 or more than 30 trading days after each holder's receipt of such notice, and (z) each holder's pro rata share of outstanding Preferred Shares the Company is requiring to be converted. All Preferred Shares selected for conversion in accordance with the provision of this Section 5 shall be converted as of the Company's Election Conversion Date in accordance with Section 2 as if the holders of such Preferred Shares selected by the Company to be converted had given the Conversion Notice on the Company's Election Conversion Date. If required by Section 2(f)(vii), all holders of Preferred Shares shall thereupon and within two Business Days after the Company's Election Conversion Date surrender all Preferred Stock Certificates selected for conversion, duly endorsed for cancellation, to the Company. "Conditions to Conversion at the Company's Election" means the following conditions: (i) on each day during the period beginning 30 days prior to the date of the Company's Notice of Conversion at Company's Election and ending on and including the Company's Election Conversion Date, the Registration Statement shall be effective and available for the sale of no less than 125% of the sum of (A) the number of Conversion Shares then issuable upon the conversion of all outstanding Preferred Shares (without regard to any limitations on conversion herein or elsewhere), including the Conversion Shares to be issued pursuant to this Conversion at the Company's Election, and (B) the number of Conversion Shares that are then held by the holders of the Preferred Shares; (ii) on each day during the period beginning 30 days prior to the date of the Company's Notice of Conversion at Company's Election and ending on and including the Company's Election Conversion Date, the Common Stock is designated for quotation on The Nasdaq National Market or listed on The New York Stock Exchange, Inc. and is not suspended from trading (excluding suspensions of not more than one day resulting from business announcements); (iii) on each day during the 20 consecutive trading days immediately preceding the date of the receipt by the holders of Preferred Shares of the Notice of Conversion at Company's Election, the Closing Bid Price of the

Common Stock is at least 200% of the Trigger Price; (iv) on each day during the period beginning on and including the date of the receipt by the holders of Preferred Shares of the Notice of Conversion at Company's Election and ending on and including the Company's Election Conversion Date, the Closing Bid Price of the Common Stock is at least 200% of the Trigger Price; (v) during the period beginning on the Initial Issuance Date and ending on and including the Company's Election Conversion Date, the Company shall have delivered all Conversion Shares upon conversion of the Preferred Shares to the holders of Preferred Shares on a timely basis as set forth in Section 2(f)(ii) of this Certificate of Designations; provided, however, that for purposes of this Section 5 only, the Company shall be deemed to have satisfied the condition set forth in this clause
(v) if on not more than two occasions the Company failed to meet the requirements of Section 2(g)(ii) by no more than three days; (vi) neither a Triggering Event nor any event that with the passage of time would constitute a Triggering Event (assuming it was not cured) shall have occurred; (vii) the Company shall not give a Notice of Conversion at Company's Election prior to the date which is the Fixed Conversion Price Trigger Date; and (viii) the Company otherwise has satisfied its obligations in all material respects and is not in default in any material respect under this Certificate of Designations, the Securities Purchase Agreement and the Registration Rights Agreement. Notwithstanding the above, any holder of Preferred Shares may convert such shares (including Preferred Shares selected for conversion) into Common Stock pursuant to Section 2(a) on or prior to the date immediately preceding the Company's Election Conversion Date.


                 (6) Company's Right to Redeem in Lieu of Conversion. Subject to the terms and conditions of this Section 6 below, at any time after the Initial Issuance Date, and so long as the Company has provided appropriate notice as described below, the Company may elect to redeem Preferred Shares submitted for conversion in lieu of converting such Preferred Shares, provided that the Conversion Price for such Preferred Shares on the Conversion Date is less than a price (the "Redemption in Lieu of Conversion Trigger Price") equal to 90% of the Initial Fixed Price, which relates to such Preferred Shares, (appropriately adjusted for any stock split, stock dividend, combination or other similar transaction) (a "Company Redemption in Lieu of Conversion"). If the Company elects to redeem some, but not all, of the Preferred Shares submitted for conversion, the Company shall redeem a number of Preferred Shares from each holder of Preferred Shares submitted for conversion on the applicable date equal to such holder's pro-rata amount (based on the number of Preferred Shares held by such holder relative to the number of Preferred Shares outstanding) of all Preferred Shares submitted for conversion which the Company elects to redeem.

                           (a)      Redemption  Price of  Company  Redemption in
Lieu of  Conversion.  The  "Redemption  Price of Company  Redemption  in Lieu of
Conversion" shall be an amount per Preferred Share equal to 105% of the Liquidation Value of such Preferred Shares.

                           (b)      Mechanics of Company  Redemption  in Lieu of
Conversion. The Company shall exercise its right to redeem by delivering written notice by facsimile and overnight courier ("Notice of Company Redemption in Lieu of Conversion") to (i) each holder of the Preferred Shares and (ii) the Transfer Agent. Such Notice of Company Redemption in Lieu of Conversion shall indicate
(A) the maximum, if any, aggregate number of Preferred Shares which the Company will redeem for Company Redemption in Lieu of Conversion and (B) confirm the time period during which the Company may effect Company Redemption in Lieu of Conversion, which period shall begin on and include the date which is five Business Days after the date of receipt by all of the holders' of the Notice of Redemption in Lieu of Conversion and shall end on the date set forth in the Notice of Company Redemption in Lieu of Conversion (the "Redemption in Lieu of Conversion Period"). If the Company elects to limit the number of Preferred Shares which it will redeem during the Redemption in Lieu of Conversion Period, the Company shall allocate for redemption from each holder of Preferred Shares a number of Preferred Shares equal to such holder's pro-rata amount (based on the number of Preferred Shares held by such holder on the date of the Notice of Company Redemption in Lieu of Conversion relative to the total number of Preferred Shares outstanding on such date). The Company may terminate a Redemption in Lieu of Conversion Period at any time with respect to Preferred Shares which have not been submitted for conversion by delivering written notice of such termination to each holder of Preferred Shares by facsimile and overnight courier at least five Business Days prior to the effective date of such termination. Notwithstanding anything to the contrary in this Section 6, the Company shall convert Preferred Shares pursuant to Section 2 if such Preferred Shares are submitted for conversion (i) before the beginning, or after the effective date of the termination, of the Redemption in Lieu of Conversion Period, (ii) for a Conversion Price greater than or equal to the Redemption in Lieu of Conversion Trigger Price or (iii) are in excess of such holder's pro rata allocation of the maximum number of Preferred Shares the Company indicated that it would redeem in its Notice of Company Redemption in Lieu of Conversion.


                           (c)      Payment  of Redemption  Price.  The  Company
shall pay the applicable Redemption Price of Company Redemption in Lieu of Conversion to the holder of the Preferred Shares being redeemed in cash by wire transfer within five Business Days after the applicable Conversion Date on which such Preferred Shares are submitted for conversion. If the Company shall fail to pay the applicable Redemption Price of Company Redemption in Lieu of Conversion to such holder on a timely basis as described in this Section 6(c), in addition to any remedy such holder of Preferred Shares may have under this Certificate of Designations and the Securities Purchase Agreement, such unpaid amount shall bear interest at the rate of 1.5% per month until paid in full. Until the Company pays such unpaid applicable Redemption Price of Company Redemption in Lieu of Conversion full to each holder, each holder of Preferred Shares submitted for redemption pursuant to this Section 6 and for which the applicable Redemption Price of Company Redemption in Lieu of Conversion has not been paid, shall have the option to, in lieu of redemption, (A) to require the Company to promptly return to each holder all of the Preferred Shares that were submitted for redemption by such holder under this Section 6 and for which the applicable Redemption Price of Company Redemption in Lieu of Conversion has not been paid or (B) to convert those Preferred Shares for which the applicable Redemption Price of the Company Redemption in Lieu of Conversion has not been paid at a Conversion Price equal to the lesser of (I) the Conversion Price applicable to such conversion on the date on which such Preferred Shares were originally presented for conversion and (II) the Conversion Price which would have been in effect if such Preferred Shares were presented for conversion on the Business Day immediately following the last day on which the Company could have effected a timely Company Redemption in Lieu of Conversion, by sending written notice thereof to the Company via facsimile (the "Void Company Redemption Notice"). Upon the Company's receipt of such Void Company Redemption Notice(s), requesting the return of the Preferred Shares, prior to payment of the full applicable redemption price to each holder, (i) the Company's Redemption in Lieu of Conversion shall be null and void with respect to those Preferred Shares submitted for redemption and for which the applicable redemption price has not been paid and with respect to any Preferred Shares submitted in the future for conversion in the same Redemption in Lieu of Conversion Period, (ii) the Company shall promptly, but in no event later than one (1) day following such receipt, return any Preferred Shares submitted to the Company by each holder for redemption under this Section 6 and for which the applicable Redemption Price of Company Redemption in Lieu of Conversion has not been paid and (iii) the Fixed Conversion Price of such returned Preferred Shares shall be adjusted to the lesser of (I) the Conversion Price applicable to such conversion on the date on which such Preferred Shares were originally presented for conversion and (II) the lowest Conversion Price which would have been in effect if such Preferred Shares were presented for conversion on any Business Day during the period beginning on the Business Day immediately following the last day on which the Company could have effected a timely Company Redemption in Lieu of Conversion and ending on the date of the Company's receipt of the applicable Void Company Redemption Notice. Notwithstanding the foregoing, if the Company fails to pay the applicable Redemption Price of Company Redemption in Lieu of Conversion to a holder within the time period described in this Section 6(d) due to a dispute as to the arithmetic calculation of the Redemption Price of Company Redemption in Lieu of Conversion, such dispute shall be resolved pursuant to Section 2(f)(iii) above with the term "Redemption Price of Company Redemption in Lieu of Conversion" being substituted for the term "Conversion Rate." If the Company fails to timely effect a Company Redemption in Lieu of Conversion in accordance with this Section 6, the Company shall not be allowed to submit another Notice of Company Redemption in Lieu of Conversion without the prior written consent of the holders of at least two-thirds of the Preferred Shares then outstanding.

                           (d)     Company Must Have Immediately Available Funds
or Credit Facilities. The Company shall not be entitled to send any Notice of Company Redemption in Lieu of Conversion pursuant to Section 6(b) above and begin the redemption procedure under this Section 6, unless it has:

                                    (i)  the full amount of the Redemption Price
of Company Redemption in Lieu of Conversion in cash, available in a demand or other immediately available account in a bank or similar financial institution;

                                    (ii)  credit  facilities,  with  a  bank  or
similar financial institutions that are immediately available and unrestricted for use in redeeming the Preferred Shares, in the full amount of the Redemption Price of Company Redemption in Lieu of Conversion;

                                    (iii) a  written  agreement  with a  standby
underwriter or qualified buyer ready, willing and able to purchase from the Company a sufficient number of shares of stock to provide proceeds necessary to redeem any Preferred Shares that are not converted prior to a Company Redemption in Lieu of Conversion; or

                                    (iv) a combination of the items set forth in
the preceding clauses (i), (ii)
and (iii), aggregating the full amount of the Redemption Price of Company Redemption in Lieu of Conversion.

                  (7) Redemption at the Company's Election. At any time or times on or after the Initial Issuance Date the Company shall have the right, in its sole discretion, to require that all, but not less than all, of the outstanding Preferred Shares be redeemed ("Redemption at Company's Election") at a price per share which would provide a 20% annualized return on the Liquidation Value
("Company's Election Redemption Price"); provided that the Conditions to Redemption at the Company's Election (as set forth below) are satisfied. The Company shall exercise its right to Redemption at Company's Election by providing each holder of Preferred Shares written notice ("Notice of Redemption at Company's Election") at least 20 trading days prior to the date of consummation of such redemption ("Company's Election Redemption Date"). The Notice of Redemption at Company's Election shall indicate the Company's Election Redemption Date. If the Company has exercised its right of Redemption at Company's Election and the conditions to such Redemption at Company's Election have been satisfied, then all Preferred Shares outstanding at the Company's Election Redemption Date shall be redeemed as of the Company's Election Redemption Date by payment by the Company to each holder of Preferred Shares of the Company's Election Redemption Price. If required by Section 2(f)(vii), all holders of Preferred Shares shall thereupon and within two Business Days after the Company's Election Redemption Date, or such earlier date as the Company and each holder of Preferred Shares mutually agree, surrender all outstanding Preferred Stock Certificates, duly endorsed for cancellation, to the Company. If the Company fails to pay the full Company's Election Redemption Price with respect to any Preferred Shares then the Redemption at Company's Election shall be null and void with respect to such Preferred Shares and the holder of such Preferred Shares shall be entitled to all the rights of a holder of outstanding Preferred Shares set forth in this Certificate of Designations. "Conditions to Redemption at the Company's Election" means the following conditions: (i) during the period beginning on the Initial Issuance Date and ending on and including the Company's Election Redemption Date, the Company shall have delivered Conversion Shares upon conversion of the Preferred Shares to the holders of the Preferred Shares on a timely basis as set forth in Section 2(f)(ii) of this Certificate of Designations; provided, however, that for purposes of this
Section 6 only, the Company shall be deemed to have satisfied the condition set forth in this clause (i) if on not more than two occasions the Company failed to meet the requirements of Section 2(g)(ii) by no more than three days; (ii) on each day during the period beginning 30 days prior to the date of Notice of Redemption at Company's Election and ending on and including the Company's Election Redemption Date, the Registration Statement shall be effective and available for the sale of no less than 125% of the sum of (A) the number of Conversion Shares then issuable upon the conversion of all outstanding Preferred Shares (without regard to any limitations on conversion herein or elsewhere), including the Conversion Shares to be issued pursuant to this Redemption at the Company's Election, and (B) the number of Conversion Shares that are then held by the holders of the Preferred Shares; (iii) on each day during the period beginning 30 days prior to the date of Notice of Redemption at Company's Election and ending on and including the Company's Election Redemption Date, the Common Stock is designated for quotation on The Nasdaq National Market or listed on The New York Stock Exchange, Inc. and is not suspended from trading (excluding suspensions of not more than one day resulting from business announcements); (iv) during the period beginning on the Initial Issuance Date and ending on and including the Company's Election Redemption Date, there shall not have occurred either (A) the consummation of a Major Transaction or a public announcement of a pending Major Transaction which has not been abandoned or terminated or (B) a Triggering Event; and (v) the Company otherwise has satisfied its obligations in all material respects and is not in default in any material respect under this Certificate of Designations, the Securities Purchase Agreement and the Registration Rights Agreement. Notwithstanding the above, any holder of Preferred Shares may convert such shares (including Preferred Shares selected for redemption) into Common Stock pursuant to Section 2(a) on or prior to the date immediately preceding the Company's Election Redemption Date.

                  (8) Reissuance of Certificates. Subject to Section 2(f)(vii), in the event of a conversion or redemption pursuant to this Certificate of Designations of less than all of the Preferred Shares represented by a particular Preferred Stock Certificate, the Company shall promptly cause to be issued and delivered to the holder of such Preferred Shares a preferred stock certificate representing the remaining Preferred Shares which have not been so converted or redeemed.

                  (9) Reservation of Shares. The Company shall, so long as any of the Preferred Shares are outstanding, reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Preferred Shares, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all of the Preferred Shares then outstanding (without regard to any limitations on conversions); provided that the number of shares of Common Stock so reserved shall at no time be less than 200% of the number of shares of Common Stock for which the Preferred Shares are at any time convertible. The initial number of shares of Common Stock reserved for conversions of the Preferred Shares and each increase in the number of shares so reserved shall be allocated pro rata among the holders of the Preferred Shares based on the number of Preferred Shares held by each holder at the time of issuance of the Preferred Shares or increase in the number of reserved shares, as the case may be. In the event a holder shall sell or otherwise transfer any of such holder's Preferred Shares, each transferee shall be allocated a pro rata portion of the number of reserved shares of Common Stock reserved for such transferor. Any shares of Common Stock reserved and which remain allocated to any person or entity which does not hold any Preferred Shares shall be allocated to the remaining holders of Preferred Shares, pro rata based on the number of Preferred Shares then held by such holder.

                  (10) Voting Rights. Holders of Preferred Shares shall have no voting rights, except as required by law, including but not limited to the General Corporation Law of the State of Delaware, and as expressly provided in this Certificate of Designations.

                  (11) Liquidation, Dissolution, Winding-Up. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of the Preferred Shares shall be entitled to receive in cash out of the assets of the Company, whether from capital or from earnings available for distribution to its stockholders (the "Preferred Funds"), before any amount shall be paid to the holders of any of the capital stock of the Company of any class junior in rank to the Preferred Shares in respect of the preferences as to the distributions and payments on the liquidation, dissolution and winding up of the Company, an amount per Preferred Share equal to the sum of (i) $10,000 and
(ii) the Additional Amount (such sum being referred to as the "Liquidation Value"); provided that, if the Preferred Funds are insufficient to pay the full amount due to the holders of Preferred Shares and holders of shares of other classes or series of preferred stock of the Company that are of equal rank with the Preferred Shares as to payments of Preferred Funds (the "Pari Passu
Shares"), then each holder of Preferred Shares and Pari Passu Shares shall receive a percentage of the Preferred Funds equal to the full amount of Preferred Funds payable to such holder as a liquidation preference, in accordance with their respective Certificate of Designations, Preferences and Rights, as a percentage of the full amount of Preferred Funds payable to all holders of Preferred Shares and Pari Passu Shares. The purchase or redemption by the Company of stock of any class, in any manner permitted by law, shall not, for the purposes hereof, be regarded as a liquidation, dissolution or winding up of the Company. Neither the consolidation or merger of the Company with or into any other Person, nor the sale or transfer by the Company of less than substantially all of its assets, shall, for the purposes hereof, be deemed to be a liquidation, dissolution or winding up of the Company. No holder of Preferred Shares shall be entitled to receive any amounts with respect thereto upon any liquidation, dissolution or winding up of the Company other than the amounts provided for herein; provided that a holder of Preferred Shares shall be entitled to all amounts previously accrued with respect to amounts owed hereunder.

                  (12) Preferred Rank; Participation. All shares of Common Stock shall be of junior rank to all Preferred Shares in respect to the preferences as to distributions and payments upon the liquidation, dissolution and winding up of the Company. The rights of the shares of Common Stock shall be subject to the preferences and relative rights of the Preferred Shares. Without the prior express written consent of the holders of not less than two-thirds of the then outstanding Preferred Shares, the Company shall not hereafter authorize or issue additional Preferred Shares or other capital stock that is of rank senior to or pari passu with the Preferred Shares in respect of the preferences as to distributions and payments upon the liquidation, dissolution and winding up of the Company. Without the prior express written consent of the holders of not less than two-thirds of the then outstanding Preferred Shares, the Company shall not hereafter authorize or make any amendment to the Company's Certificate of Incorporation or bylaws, or file any resolution of the board of directors of the Company with the Secretary of State of the State of Delaware containing any provisions, which would adversely affect or otherwise impair the rights or relative priority of the holders of the Preferred Shares relative to the holders of the Common Stock or the holders of any other class of capital stock. In the event of the merger or consolidation of the Company with or into another corporation, the Preferred Shares shall maintain their relative powers, designations and preferences provided for herein and no merger shall result inconsistent therewith.

                  (13) Restriction on Redemption and Cash Dividends with respect to Other Capital Stock. Until all of the Preferred Shares have been converted or redeemed as provided herein, the Company shall not, directly or indirectly, redeem, or declare or pay any cash dividend or distribution on, its Common Stock without the prior express written consent of the holders of not less than two-thirds of the then outstanding Preferred Shares.

                  (14) Limitation on Number of Conversion Shares. Notwithstanding any other provision herein, the Company shall not be obligated to issue any shares of Common Stock upon conversion of the Preferred Shares if the issuance of such shares of Common Stock would exceed that number of shares of Common Stock which the Company may issue upon Conversion of the Preferred Shares (the "Exchange Cap") without breaching the Company's obligations, if any, under the rules or regulations of The Nasdaq Stock Market or such exchange on which the stock is then traded, except that such limitation shall not apply in the event that the Company (a) obtains the approval of its stockholders as required by applicable rules and regulations of The Nasdaq Stock Market or such other exchange on which the stock is then traded for issuances of Common Stock in excess of such amount, (ii) obtains a written opinion from outside counsel to the Company that such approval is not required, which opinion shall be reasonably satisfactory to the holders of a majority of the Preferred Shares then outstanding or (iii) the required number of holders of the Preferred Shares exercised their rights pursuant to Section 4(e) to have the Company remove the Common Stock from quotation in the Nasdaq National Market or such other exchange on which the stock is then traded. Until such approval or written opinion is obtained or such action has been taken by the required number of holders, no purchaser of Preferred Shares pursuant to the Securities Purchase Agreement (the "Purchasers") shall be issued, upon conversion of Preferred Shares, shares of Common Stock in an amount greater than the product of (i) the Exchange Cap amount multiplied by (ii) a fraction, the numerator of which is the number of Preferred Shares issued to such Purchaser pursuant to the Securities Purchase Agreement and the denominator of which is the aggregate amount of all the Preferred Shares issued to the Purchasers pursuant to the Securities Purchase Agreement (the "Cap Allocation Amount"). In the event that any Purchaser shall sell or otherwise transfer any of such Purchaser's Preferred Shares, the transferee shall be allocated a pro rata portion of such Purchaser's Cap Allocation Amount. In the event that any holder of Preferred Shares shall convert all of such holder's Preferred Shares into a number of shares of Common Stock which, in the aggregate, is less than such holder's Cap Allocation Amount, then the difference between such holder's Cap Allocation Amount and the number of shares of Common Stock actually issued to such holder shall be allocated to the respective Cap Allocation Amounts of the remaining holders of Preferred Shares on a pro rata basis in proportion to the number of Preferred Shares then held by each such holder.

                  (15) Vote to Change the Terms of or Issue Preferred Shares. The affirmative vote at a meeting duly called for such purpose or the written consent without a meeting, of the holders of not less than two-thirds of the then outstanding Preferred Shares, shall be required for (a) any change to this Certificate of Designations or the Company's Certificate of Incorporation which would amend, alter, change or repeal any of the powers, designations, preferences and rights of the Preferred Shares, or (b) any issuance of Preferred Shares other than pursuant to the Securities Purchase Agreement.

                  (16) Lost or Stolen Certificates. Upon receipt by the Company of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Preferred Stock Certificates representing the Preferred Shares, and, in the case of loss, theft or destruction, of an indemnification undertaking by the holder to the Company and, in the case of mutilation, upon surrender and cancellation of the Preferred Stock Certificate(s), the Company shall execute and deliver new preferred stock certificate(s) of like tenor and date; provided, however, the Company shall not be obligated to re-issue preferred stock certificates if the holder contemporaneously requests the Company to convert such Preferred Shares into Common Stock.

                  (17) Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Certificate of Designations shall be cumulative and in addition to all other remedies available under this Certificate of Designations, at law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a holder's right to pursue actual damages for any failure by the Company to comply with the terms of this Certificate of Designations. The Company covenants to each holder of Preferred Shares that there shall be no characterization concerning this instrument other than as expressly described herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the holder thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the holders of the Preferred Shares and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holders of the Preferred Shares shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

                  (18) Specific Shall Not Limit General; Construction. No specific provision contained in this Certificate of Designations shall limit or modify any more general provision contained herein. This Certificate of Designations shall be deemed to be jointly drafted by the Company and all holders of Preferred Shares and shall not be construed against any person as the drafter hereof.

                  (19) Failure or Indulgence Not Waiver. No failure or delay on the part of a holder of Preferred Shares in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

                  (20) Whenever notice is required to be given, it shall be given in accordance with Section 9(f) of the Securities Purchase Agreement.

                                   * * * * * *

         IN WITNESS WHEREOF, the Company has caused this Certificate of Designations to be signed by Robert J. DeLuccia, its President and Chief Executive Officer as of December __, 1998.

                                                     IMMUNOMEDICS, INC.



                                                    By:
                                                    Name:    Robert J. DeLuccia
                                                    Title:   President and Chief
                                                             Executive Officer

                                    EXHIBIT I
                               IMMUNOMEDICS, INC.
                                CONVERSION NOTICE

Reference is made to the Certificate of Designations, Preferences and Rights of Series F Convertible Preferred Stock (the "Certificate of Designations"). In accordance with and pursuant to the Certificate of Designations, the undersigned hereby elects to convert the number of shares of Series G Convertible Preferred Stock, par value $.01 per share (the "Preferred Shares"), of Immunomedics, Inc., a Delaware corporation (the "Company"), indicated below into shares of Common Stock, par value $.01 per share (the "Common Stock"), of the Company, by tendering the stock certificate(s) representing the Preferred Shares specified below as of the date specified below.

         Date of Conversion:____________________________________________________

         Number of Preferred Shares to be converted:____________________________

         Stock certificate no(s). of Preferred Shares to be converted:__________

Please confirm the following information:

         Conversion Price:______________________________________________________

         Number of shares of Common Stock
         to be issued:__________________________________________________________

Please issue the Common Stock into which the Preferred Shares are being converted and, if applicable, any check drawn on an account of the Company in the following name and to the following address:

         Issue to:______________________________________________________________
                  ______________________________________________________________
                  ______________________________________________________________
                  ______________________________________________________________

         Facsimile Number:______________________________________________________

         Authorization:_________________________________________________________
                                                     By:________________________
                                                     Title:_____________________

         Dated:_________________________________________________________________

         Account Number:
           (if electronic book entry transfer):_________________________________

         Transaction Code Number
           (if electronic book entry transfer):_________________________________

             THIS FORM MUST BE SENT CONCURRENTLY TO COMPANY COUNSEL

                                 ACKNOWLEDGMENT


         The Company hereby acknowledges this Conversion Notice and hereby directs American Stock Transfer & Trust Company to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated December ___, 1998 from the Company and acknowledged and agreed to by American Stock Transfer & Trust Company.

                                                     IMMUNOMEDICS, INC.



                                                     By:

                                                     Name:   Robert J. DeLuccia
                                                     Title:  President and Chief
                                                             Executive Officer